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                                                                    EXHIBIT 99.4

                               [LOGO APPEARS HERE]

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

                  We are sending you this letter in connection with the distribution to our shareholders of transferable rights to purchase our Series A common stock. We have described the rights and the rights offering in the enclosed prospectus and evidenced the rights by one or more rights certificate(s) registered in your name or the name of your nominee.

                  We are asking you to contact your clients for whom you hold our common stock registered in your name or in the name of your nominee to obtain instructions with respect to the rights. We have enclosed several copies of the following documents for you to use:

         1.       The prospectus;

         2. The "Instructions for Use of Liberty Media Corporation Rights Certificates;"

         3. Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9;

         4. A form letter which may be sent to your clients for whose accounts you hold common stock registered in your name or the name of your nominee;

         5. A beneficial owner election form, on which you may obtain your clients' instructions with regard to the rights;

         6.       A nominee holder certification form;

         7.       A notice of guaranteed delivery;

         8.       A DTC participant over-subscription exercise form; and

         9. A return envelope addressed to EquiServe Trust Company, N.A., the subscription agent.

                  We request that you act promptly. You may obtain additional copies of the enclosed materials and may request assistance or information from the information agent, D.F. King & Co., Inc.. Banks and brokers call collect
(212) 269-5550. All others please call (800) 755-7250.

                                           Very truly yours,


                                           LIBERTY MEDIA CORPORATION


YOU ARE NOT AN AGENT OF EQUISERVE TRUST COMPANY, N.A., NOR OF ANY OTHER PERSON (INCLUDING LIBERTY MEDIA CORPORATION) WHO IS DEEMED TO BE MAKING OR WHO IS MAKING OFFERS OF OUR COMMON STOCK IN THE RIGHTS OFFERING, AND YOU ARE NOT AUTHORIZED TO MAKE ANY STATEMENTS ON THEIR OR OUR BEHALF, EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.